UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2007

Eluxuryhouse, Inc.

(Exact name of registrant as specified in its charter)

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Florida	333-140717	###-##-####
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2924 Davie Road, Suite 200

(Address of Principal Executive Office) (Zip Code)

(954) 321-0176

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant.

On June 20, 2007, the Registrant received correspondence dated June 18, 2007 from DaszkalBolton LLP (“DB”), the Registrant’s independent auditing firm for the fiscal year ended June 30, 2006 wherein DP advised of its resignation as the Registrant’s auditing firm.

During the Registrant’s most recent fiscal year ended June 30, 2006 (July 21, 2005 inception) and any subsequent period preceding the date of resignation, there were no disagreements between the Registrant and DB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of DB, would have caused DB to make reference thereto in connection with their report.  The accountants’ report issued by DB on the financial statements of the Registrant for the fiscal year ended June 30, 2006 (July 21, 2005 inception) did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope or accounting principles, except to express doubt as to the Registrant’s ability to continue as a going concern.

In connection with its review of the Registrant’s unaudited financial statements for the period ended March 31, 2007, DB advised the Registrant that in its view, the Registrant does not maintain adequate accounting records to accurately and timely prepare its financial statements and that the Registrant must develop a system of internal controls that insures prompt and accurate reporting.

In Item 3. entitled “Controls and Procedures” in the Registrant’s  Report on Form 10-QSB for the period ended March 31, 2007 timely filed by the Registrant within the applicable extension period with the U.S. Securities and Exchange Commission (“Commission”) on May 21, 2007, the Registrant stated, in pertinent part, that based upon an evaluation by management as of the end of the period covered by such Report, management concluded that as of such date, the Registrant’s disclosure controls and procedures were not effective at the reasonable assurance level because, due to financial constraints, the Registrant did not maintain a sufficient complement of personnel with an  appropriate level of technical accounting knowledge, experience and training in the application of generally accepted accounting principles commensurate with the Registrant’s financial accounting and reporting requirements.  The Registrant further stated under such Item 3. that in the event the Registrant may receive sufficient funds for internal operational purposes, it plans to retain the services of additional internal management staff to provide assistance to our current management with the monitoring and maintenance of the Registrant’s internal controls and procedures.

In view of the foregoing, the Registrant believes it has made timely, adequate public disclosure concerning such matter.  The Registrant further notes that:  (x) its next required filing under the Securities Exchange Act of 1934 containing financial reporting information is its Form 10-KSB for the fiscal year ended June 30, 2007, which is not due to be filed with the Commission until September 28, 2007; and (y) its common stock, which constitutes its only issued and outstanding securities, is not currently publicly traded on any exchange or quoted on any inter-dealer system.

A successor auditing firm has not yet been engaged by the Registrant; the Registrant plans to authorize DB to respond fully to the inquiries, if any, of a successor auditing firm concerning the foregoing.

The Registrant provided DB with a copy of this disclosure prior to its filing with the Commission and requested DB to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant herein, and if not, stating the respects in which it does not agree.  DB has provided a letter to the Registrant dated June 26, 2007 addressed to the Commission which is attached hereto as Exhibit 16.1 and is hereby incorporated by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit 16.1 letter from DaszkalBolton LLP to the Commission dated June 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

eLUXURYHOUSE, INC.

By:	/s/ HOWARD N. KAHN
Howard N. Kahn President

Date:  June 26, 2007

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